EXHIBIT 31.1

CERTIFICATIONS

I, Thomas E. Capasse, certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of Ready Capital Corporation (formerly known as Sutherland Asset Management Corporation);

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      [Omitted]

4.                                      [Omitted]

5.                                      [Omitted]

Date: February 13, 2019

By:	/s/ Thomas E. Capasse
Name: Thomas E. Capasse
Title: Chief Executive Officer